Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of December 21, 2018 (the “Effective Date”) by and among Prana Biotechnology Limited [ABN 37 080 699 065], a corporation incorporated under the laws of the state of Victoria, Australia (the “Company”), and Life Biosciences LLC, a Delaware limited liability company (the “Purchaser”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 12 hereof.

Recitals

Whereas, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act; and

Whereas, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company (by way of issue of new shares or warrants as the case requires), upon the terms and conditions contained in this Agreement, that number of fully paid ordinary shares of the Company (the “Ordinary Shares”) and warrants, in substantially the form attached hereto as Exhibit A (with such amendments as may be required by ASX) (the “Warrants”) as set forth on Schedule I hereto. The Ordinary Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

Now, Therefore, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

1.           Authorization of Securities. The Company has, subject to the Stockholder Approvals being received, all requisite corporate and legal authority to issue the Securities and, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, pursuant to the Stockholder Approvals against payment therefor as provided herein, or (subject to the terms of the warrants) payment of the exercise price in the case of the Warrant Shares, will be duly and validly authorized and issued and fully paid, and the issuance of such Securities will be free and clear of any pledge, lien, encumbrance, security interest or other claim (other than any pledge, lien, encumbrance, security interest or other claim arising from an act or omission of a Purchaser), including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act.

2.           Sale and Purchase of the Securities.

2.1          Upon the terms and subject to the conditions herein contained, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company at the Closing (as defined in Section 3), that number of Ordinary Shares and Warrants calculated in accordance with Schedule I hereto (the “Purchase Schedule”) for the purchase price equal to A$0.0390 per Ordinary Share. The total purchase price to be paid by the Purchaser, being USD$7,500,000.00, shall be referred to as the “Aggregate Purchase Price.”

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2.2          At or prior to the Closing, the Purchaser will pay the purchase price set forth opposite the Purchaser’s name on Schedule I by wire transfer of immediately available funds in U.S. Dollars and in accordance with wire instructions provided by the Company to the Purchaser prior to the Closing. On or before the Closing, the Company will instruct its transfer agent to make book-entry notations representing the Securities (being entries in the applicable sub-register of the Company’s register of members), in each case against delivery of the Aggregate Purchase Price. The foregoing notwithstanding, if the Purchaser has indicated to the Company at the time of execution of this Agreement a need to settle on a “delivery versus payment” basis, then the Company shall either deliver to the Purchaser (or the Purchaser’s designated custodian) the original stock certificates or make a book-entry notation reflecting ownership of the Securities whereupon following receipt of such certificate(s) or written confirmation from the Company’s transfer agent that a book-entry notation has been made, then the Purchaser shall then promptly wire the Aggregate Purchase Price as provided in this Section 2.

3.           Closing. Subject to the satisfaction of the Conditions Precedent set forth in Section 7 and subject to Sections 7.1, 7.3 and 7.4, the closing with respect to the transactions contemplated in Section 2 hereof (the “Closing”), shall take place at the offices of Quinert Rodda and Associates Pty Ltd, Level 6, 400 Collins Street, Melbourne, Victoria, Australia on the third Business Day after the day upon which notice is given by the applicable party of the fulfillment, satisfaction or waiver of the last Condition Precedent to be fulfilled, satisfied or waived (the “Closing Date”) or at such other time and place as the Company and the Purchaser may agree, including remotely via the exchange of documents and signatures.

4.           Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the Effective Date, and will be true and correct as of the date of the Closing Date:

4.1          Validity. The execution, delivery and, subject to the Stockholder Approvals being received, performance of the Transaction Documents, in each case to which the Purchaser is a party, and subject to the Stockholder Approvals being received the consummation by the Purchaser of the transactions contemplated thereby, have been duly authorized by all necessary corporate, partnership, limited liability or similar actions, as applicable, on the part of the Purchaser and no further consent or authorization of the Purchaser, its board of directors or its stockholders is required. The Transaction Documents have been duly executed and delivered by the Purchaser, and the other instruments referred to herein to which it is a party will be duly executed and delivered by the Purchaser, and each such agreement and other instruments constitutes or will constitute a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2          Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

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4.3          Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

4.4          Investor Questionnaire. In connection with the filing of a Registration Statement, the Company may require the Purchaser to furnish to the Company such information regarding the Purchaser and the Registrable Securities, as the Company may reasonably request in writing and as shall reasonably be required in connection with the filing of the Registration Statement. At least five Business Days prior to the first anticipated filing date of such Registration Statement, the Company shall notify the Purchaser of any information the Company reasonably requests from the Purchaser, to the extent related to the Registration Statement.

4.5          Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act or any applicable state securities laws. Such Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “registered broker-dealer”) and is not affiliated with a registered broker dealer. Purchaser is not party to any agreement providing for or contemplating the distribution of any of the Securities.

4.6          Accredited Investor; No Bad Actor. The Purchaser is an institutional “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

4.7          Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser, by reason of the business and financial experience of its management and accredited investor status, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser is able to bear the economic risk of an investment in the Securities and is able to sustain a loss of all of its investment in the Securities without economic hardship, if such a loss should occur.

4.8          Access to and provision of Information. The Purchaser has been given access to Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Securities. Purchaser understands that an investment in the Securities bears significant risk and represents that it has reviewed the SEC Reports (as defined below) and the Company’s announcements to ASX (“ASX Announcements”), which serve to qualify certain of the Company representations set forth below. Information given or procured to be given to the Company by the Purchaser or its representatives was and remains a true and correct, not misleading and not affected by a material omission, including that information about the individuals proposed by the Purchaser for election as directors of the Company and information regarding its intentions and the intentions of the individuals proposed by the Purchaser for election as directors of the Company for the Company following Closing (assuming Closing occurs) given before the Effective Date or pursuant to Section 6.13 are a true and correct statement of its and their respective intentions, are not misleading and are not affected by a material omission.

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4.9          Non-Reliance on Any Placement Agent. The Purchaser has, in connection with its decision to purchase the Securities set forth on Schedule I attached hereto, relied solely upon the representations and warranties of the Company contained herein, and such Purchaser has not relied on any placement agent in negotiating the terms of its investment in the Securities. In making a decision to purchase the Securities, the Purchaser has not received or relied on any communication, investment advice or recommendation from any placement agent.

4.10        Restricted Securities.

(a)          The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(a)(2) of the Securities Act and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances.

(b)          The Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. The Purchaser understands that the Company is under no obligation to register the Securities, except as provided in this Agreement.

(c)          The Purchaser is aware of the provisions of Rule 144 under the Securities Act, which permit limited resale of securities purchased in a private placement.

4.11        Tax Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences or the advice of such tax advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.12        Short Sales. Between the time the Purchaser learned about the transaction contemplated by this Agreement and the public announcement of the transaction, the Purchaser has not engaged in any short sales (as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”)) or similar transactions with respect to the issued share capital of the Company, nor has the Purchaser, directly or indirectly, caused any Person to engage in any Short Sales or similar transactions with respect to the Ordinary Shares. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement.

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4.13        No General Solicitation. The Purchaser is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

5.           Representations and Warranties by the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date, as applicable (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser that, except as set forth in the Schedules delivered herewith:

5.1          Organization and Good Standing. The Company and each Subsidiary: (a) is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and (c) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted as disclosed in the SEC Reports and ASX Announcements, (d) has conducted at all times and continues to conduct its business and affairs in accordance with its constitution, the Corporations Act, the ASX Listing Rules and the rules of NASDAQ, (e) except as contemplated under this terms of this Agreement, constitution of the Company or the Applicable Laws, no party has a right, contractual or otherwise (including, without limitation, pursuant to any promise made by the Company or by any of its officers, employees or advisers), to appoint a director to the board of the Company and (f) the constitution of the Company is the document lodged with ASIC on 28 November 2008 (available on the Company’s website) and has not been amended, supplemented or replaced.

5.2          Corporate Power and Authority; Valid Issuance of Securities.

(a)          The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and subject to the Stockholder Approvals being received performance by the Company of this Agreement and the other Transaction Documents and subject to the Stockholder Approvals being received the consummation of the transactions contemplated hereby and thereby. The execution, delivery and subject to the Stockholder Approvals being received performance by the Company of this Agreement and subject to the Stockholder Approvals being received the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the Company’s board of directors or a duly authorized committee thereof and no further consent or authorization of the Company, its board of directors or, subject to the Stockholder Approvals being received, its stockholders is required. This Agreement has been duly executed and delivered by the Company, and the other instruments referred to herein to which it is a party will be duly executed and delivered by the Company, and each such agreement constitutes or will constitute a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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(b)          Subject to the Stockholder Approvals being received the Company has or will have obtained all regulatory and other consents, approvals and authorisations necessary to perform its obligations under or in connection with this Agreement (including under the ASX Listing Rules and the Corporations Act). Any necessary waivers, approvals or modifications (if any) from ASX and ASIC have been obtained for the transactions contemplated by this Agreement. The Company is permitted to issue the Ordinary Shares to the Purchaser under this Agreement subject to the Stockholder Approvals being received. The Company is (subject to disclosure of the transactions the subject of or provided for in this Agreement) eligible to issue a notice under section 708A(5) of the Corporations Act in relation to the Ordinary Shares validly in accordance with that section of the Corporations Act and is not aware of any reason why this will not continue to be the case at Closing.

(c)          Subject to the Stockholder Approvals being received the issue of the Ordinary Shares will have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, the Ordinary Shares will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances (other than restrictions on transfer under the Transaction Documents or arising under applicable federal and state securities laws), and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

(d)          The Ordinary Shares will be in a class of securities: (i) that were quoted securities (as defined in the Corporations Act) at all times in the 3 months before the Effective Date; and in which trading on ASX has not been suspended for more than a total of 5 days during the shorter of the period during which the Ordinary Shares have been quoted and the 12 months before the Effective Date (the “Relevant Period”). No ASIC determination under sub-section 708A(2) of the Corporations Act is in force in respect of the Company for contravention by the Company during the Relevant Period of any of the provisions listed in sub-section 708A(2) of the Corporations Act. No exemption under sections 111AS or 111AT of the Corporations Act covered the Company, or any person as director or auditor of the Company at any time during the shorter of the period during which ordinary shares have been quoted and the Relevant Period. No order under sections 340 or 341 of the Corporations Act covered the Company, or any person as director or auditor of the Company during the shorter of the period during which ordinary shares have been quoted and the Relevant Period. Subject to compliance by the Company with its obligations under Section 7.3(b) of this Agreement, the offer for sale of the Ordinary Shares will not be an offer or sale to which sub-section 707(3) of the Corporations Act applies as to require the offeror or seller to prepare and lodge with ASIC a prospectus or other disclosure document relating to the sale.

(e)          Subject to the Stockholder Approvals being received the issue of the Warrants will have been duly and validly authorized and when issued will be valid and binding obligations of the Company and the issue of the Warrant Shares will have been duly authorized and upon exercise of the Warrants and payment of the exercise price in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances (other than restrictions on transfer under the Transaction Documents or arising under applicable federal and state securities laws) and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

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5.3          Subsidiaries. The Company has two direct or indirect Subsidiaries, being Prana Biotechnology Inc. incorporated and domiciled in the United States and Prana Biotechnology UK Ltd incorporated and domiciled in the United Kingdom. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, and all of the issuance and outstanding shares of capital stock of each Subsidiary are validly issued and fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

5.4          Consents. Neither the execution, delivery or subject to the Stockholder Approvals being received performance of this Agreement by the Company, nor subject to the Stockholder Approvals being received the consummation by it of the obligations and transactions contemplated hereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities and the provision to the Purchaser of the rights contemplated by the Transaction Documents) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than filings required under applicable U.S. and Australian federal and state securities laws.

5.5          No Conflicts.

(a)          The execution, delivery and subject to the Stockholder Approvals being received performance of this Agreement and subject to the Stockholder Approvals being received the consummation of the transactions contemplated hereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities and the provision to the Purchaser of the rights contemplated by the Transaction Documents) will not (a) result in a violation of the certificate of incorporation, as amended, the by-laws, as amended, or any equivalent organizational document of the Company or any Subsidiary (the “Charter Documents”) or require the approval of the Company’s stockholders, (b) violate, conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any Material Contract, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state and Australian securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, (d) result in a violation of any rule or regulation of The Nasdaq Stock Market or Australian Securities Exchange (the “ASX”), or (e) result in the creation of any encumbrance upon any of the Company’s or any of Subsidiary’s assets.

(b)          Neither the Company nor any Subsidiary is (i) in violation of its Charter Documents, (ii) in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company or any Subsidiary to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any Material Contract, nor has the Company or any Subsidiary received written notice of a claim that it is in default under, or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (iii) in violation of, or in receipt of written notice that it is in violation of, any law, ordinance or regulation of any Governmental Entity, except where the violation would not result in a Material Adverse Effect, and (iv) in violation of any order of any Governmental Entity having jurisdictional over the Company or any Subsidiary or any of the Company’s or any Subsidiary’s properties or assets.

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5.6          Capitalization. When the Ordinary Shares to be issued to the Purchaser under this Agreement are issued, they will, upon issue, be duly authorized, fully paid and validly issued and the Company will apply for the Ordinary Shares be admitted to quotation on ASX. As at the Effective Date, the issued capital of the Company consisted of 536,975,050 ordinary shares (which does not include the Ordinary Shares to be issued to the Purchaser under this Agreement or ordinary shares which may be issued under the Excepted Issue). As at the Effective Date, the Company had 26,600,000 options (each to acquire by issue one ordinary share upon being validly exercise) on issue. Other than securities which may be issued under the Excepted Issue there are no (and there will not be as at the date of Closing) any other authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights or obligations to purchase, or call for the allotment, conversion, issue, sale or transfer (whether exercisable now or in the future and whether contingent or not), including any equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described above, which description constitutes a true, complete and accurate description of all the issued capital of the Company (excluding the Ordinary Shares to be issued to the Purchaser under this Agreement, the Excepted Issue and any ordinary shares issued upon valid exercise of existing options) as at Closing. No person has any agreement, option, warrant, right or privilege (whether contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for, issuance of, conversion into or exchange for, any Ordinary Shares or other securities. The Company is not obliged to issue or allot any Ordinary Shares or other financial products or other equity interests in or of the Company, and the Company has not granted any person the right to call for the issue or allotment of any Ordinary Shares or other financial products or other equity interests in or of the Company. The Ordinary Shares issued to the Purchaser under this Agreement will not be subject to any pre-emptive right or similar right (other than as expressly set out in Section 6.10). The issued share capital of the Company (including the Securities) conforms in all material respects to the description thereof contained in the SEC Reports and ASX Announcements. The issued share capital of the Company has been validly issued, is fully paid and has been issued in compliance with all U.S. and Australian federal and state securities laws and the ASX Listing Rules and rules of NASDAQ. None of the issued share capital of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue ordinary shares or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the SEC Reports and ASX Announcements, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. Except as disclosed in the SEC Reports and ASX Announcements the Company is not a party to, and has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares in the Company.

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5.7          Material Contracts. Each Material Contract is the legal, valid and binding obligation of the Company or a Subsidiary, as the case may be, enforceable against the Company or such Subsidiary, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company and each Subsidiary, as the case may be, is in compliance with all material terms of the Material Contracts to which it is party, and there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company or any Subsidiary under any such Material Contract or, to the knowledge of the Company and each Subsidiary, by any other Person to any such contract except where such breach, violation or default would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

5.8          The Trading Market. The Company’s issued ordinary shares are admitted to official quotation on ASX and the Company will apply for official quotation of the Ordinary Shares on the ASX in accordance with the requirements of ASX and the Company has, at all times, complied with its continuous disclosure obligations under the ASX Listing Rules and as at the date of this Agreement other than the information to be disclosed by announcements to be given to ASX in respect of the transaction or the Excepted Issue is not withholding any information from the market under ASX Listing Rule 3.1A. The issued American Depositary Shares of the Company (the “ADSs”) are listed on The Nasdaq Capital Market. To the Company’s knowledge, there are no proceedings to revoke or suspend such listing or the listing of the Ordinary Shares or ADSs. The Company is in compliance with the requirements of Nasdaq for continued listing of the ADSs thereon and any other Nasdaq listing and maintenance requirements, and the execution, delivery and subject to the Stockholder Approvals being received performance of this Agreement by the Company and subject to the Stockholder Approvals being received the consummation by the Company of the transactions contemplated hereby (including the issuance of the Securities) will not result in any noncompliance by the Company with any such requirements.

5.9          No Integrated Offering. Neither the Company, any Subsidiary, nor any of the Company’s or any Subsidiary’s Affiliates or any other Person acting on the Company’s or any Subsidiary’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Securities, nor have any of such Persons made any offers or sales of any security of the Company, any Subsidiary or any of the Company’s or any Subsidiary’s Affiliates or solicited any offers to buy any security of the Company, any Subsidiary or any of the Company’s or any Subsidiary’s Affiliates under circumstances that would require registration of the Securities under the Securities Act or any other securities laws or cause this offering of Securities to be integrated with any prior offering of securities of the Company or any Subsidiary for purposes of the Securities Act in any manner that would affect the validity of the private placement exemption under the Securities Act for the offer and sale of the Securities hereunder.

5.10        ASX Reports; SEC Reports; Financial Statements.

(a)          The Company’s existing issued ordinary shares have been validly issued in accordance with the Corporations Act and the constituent documents of the Company. The Company’s ADSs are registered under Section 12(b) of the Exchange Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2016 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and, in each case, to the rules promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(b)          The financial statements and the related notes of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with IFRS, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present the consolidated financial position of the Company and its subsidiaries and controlled entities as of and for the dates thereof and the consolidated results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

5.11        Disclosure Controls and Procedures; Internal Controls Over Financial Reporting.

(a)          The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its principal executive officer and principal financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(b)          The Company maintains internal control over financial reporting (as such term is defined in Exchange Act Rule 13a-15(f) and 15d-15(f)) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and such internal control over financial reporting is effective. The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company’s internal control over financial reporting based on their evaluations as of the end of the period covered by such report. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

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5.12        Absence of Litigation. There is no claim, action, suit, arbitration, investigation or other proceeding pending against, or to the knowledge of the Company and each Subsidiary, threatened against or affecting, the Company, any Subsidiary or any of the Company’s or any Subsidiary’s properties or, to the knowledge of the Company and each Subsidiary, any of its respective officers or directors before any Governmental Entity, in each case other than legal proceedings that are not reasonably expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company or any Subsidiary. There has not been, and to the knowledge of the Company and each Subsidiary, there is not pending or contemplated, any investigation by the Commission of the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

5.13        Taxes. The Company and each Subsidiary has properly filed all federal, foreign, state, local, and other tax returns and reports which are required to be filed by it, which returns and reports were properly completed and are true and correct, and all taxes, interest, and penalties due and owing have been timely paid. There are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax or tax return of the Company or any Subsidiary, or claims now pending or matters under discussion between the Company and any taxing authority in respect of any tax of the Company. The Company has no material uncertain tax positions pursuant to FASB Interpretation 48 (FIN 48), Accounting for Uncertainty in Income Taxes.

5.14        Employee Matters.

(a)          The Company has disclosed in the SEC Reports and ASX Announcements any “employee benefit plan” subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that it or any Subsidiary maintains for employees.

(b)          Other than as disclosed in SEC Reports, ASX Announcements or as a consequence of the waiver of any vesting or other conditions of options to purchase Ordinary Shares held by George Mihaly and Ira Shoulson (or their associated entities) in connection with their resignation as directors of the Company with effect from Closing (such that the options continue to be held by them and are able to be exercised until the stated expiry date), no director or officer or other employee of the Company or any Subsidiary will become entitled to any retirement, severance, change of control, or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting) or lapse of repurchase rights or obligations with respect to any employee benefit plan subject to ERISA or other benefit under any compensation plan or arrangement of the Company (each, an “Employee Benefit Plan”) as a result of the transactions contemplated in this Agreement.

(c)          No executive officer, to the knowledge of the Company and each Subsidiary, is, or is now reasonably expected to be, in violation of any term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant with the Company or any Subsidiary, and, to the knowledge of the Company and each Subsidiary, the continued employment of each such executive officer does not other than as disclosed in SEC Reports and ASX Announcements subject the Company or any Subsidiary to any material liability with respect to any of the foregoing matters.

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(d)          The Company and each Subsidiary is in compliance with all applicable federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders and codes respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, except where the failure to comply would not have a Material Adverse Effect, and no work stoppage or labor strike against the Company or any Subsidiary is pending or, to their knowledge, threatened, nor is the Company or any Subsidiary involved in or, to their knowledge, threatened with any labor dispute, grievance or litigation relating to labor matters involving any current or former employees of the Company, any Subsidiary or any independent contractors. There are no suits, actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or, to the knowledge of the Company and each Subsidiary, threatened in connection with any Employee Benefit Plan, but excluding any of the foregoing which would not have a Material Adverse Effect.

(e)          The Company has provided at least the prescribed minimum level of superannuation support for each of its employees in Australia (to the extent applicable) so as not to incur a superannuation guarantee charge liability under the Superannuation Guarantee (Administration) Act 1992 (Cth). Further, there are no outstanding or unpaid contributions due to the Superannuation Funds from the Company.

5.15        Compliance with Laws.

(a)          The Company possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign governmental or regulatory agencies or bodies (including, without limitation, those administered by the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”), Therapeutics Goods Administration (“TGA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA or TGA) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the SEC Reports and ASX Announcements (collectively, the “Governmental Permits”) except where any failures to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect. The Company and each Subsidiary is in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

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(b)          The studies, tests and preclinical or clinical trials conducted by or on behalf of the Company that are described in the SEC Reports and ASX Announcements (the “Company Studies and Trials”) were /and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of the Company Studies and Trials contained in the SEC Reports and ASX Announcements are accurate in all material respects; the Company has no knowledge of any other studies or trials not described in the SEC Reports and ASX Announcements, the results of which are inconsistent with or call in question the results described or referred to in the SEC Reports and ASX Announcements; and the Company has not received any notices or correspondence with the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any Company Studies or Trials that termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge, there are no reasonable grounds for the same. The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in the Company Studies and Trials. In using or disclosing patient information received by the Company in connection with the Company Studies and Trials, the Company has complied in all material respects with all applicable laws and regulatory rules or requirements. To the Company’s knowledge, none of the Company Studies and Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA or TGA to have engaged in scientific misconduct. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the FDA, TGA and comparable regulatory agencies outside of the United States to which the Company is subject.

5.16        Brokers. There is no investment banker, broker, finder, financial advisor, placement agent or other Person that has been retained by or is authorized to act on behalf of the Company or any Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.17        Environmental Matters. The Company and each Subsidiary is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”). There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge.

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5.18        Intellectual Property. The Company owns or possess the valid right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the SEC Reports and ASX Announcements. The Company has not received any opinion from its legal counsel concluding that any activities of its business infringes, misappropriates, or otherwise violates, valid and enforceable Intellectual Property Rights of any other person, and has not received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company. To the Company’s knowledge, the Company business as now conducted does not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. All licenses for the use of the Intellectual Property Rights described in the SEC Reports and ASX Announcements are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. Except as described in the SEC Reports and ASX Announcements, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. The Company has taken all necessary actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and which relate to the Company’s business. All key employees have signed confidentiality and invention assignment agreements with the Company.

5.19        Absence of Changes. Since the Evaluation Date: (a) there has not been any Material Adverse Effect or any event or events that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; (b) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (c) neither the Company nor any Subsidiary has sustained any material loss or interference with the Company’s or any Subsidiary’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (d) neither the Company nor any Subsidiary has incurred any material liabilities except in the ordinary course of business.

5.20        Suppliers and Customers. Neither the Company nor any Subsidiary has any knowledge of any termination, cancellation or threatened termination or cancellation or limitation of, or any material dissatisfaction with, the business relationship between the Company or any Subsidiary and any material supplier, customer, vendor, customer or client.

5.21        Accountants. PricewaterhouseCoopers Melbourne, Australia (the “Auditor”), who expressed their opinion with respect to the financial statements included in the SEC Reports, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations promulgated thereunder and the Public Company Accounting Oversight Board (United States). There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the Auditor.

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5.22        Foreign Corrupt Practices. Neither the Company, its Subsidiaries, nor to the Company’s and each Subsidiary’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

5.23        Private Placement. Other than the Excepted Issue, neither the Company nor its Subsidiaries or any affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the issuance of the Securities are exempt from registration under the Securities Act.

5.24        Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

5.25        Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company: (a) in the businesses and location in which the Company is engaged, (b) with the resources of the Company, and (c) at a similar stage of development as the Company. The Company has not received any written notice that the Company will not be able to renew its existing insurance coverage as and when such coverage expires. The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

5.26        No Manipulation of Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Ordinary Shares, ADSs or any security of the Company to facilitate the sale or resale of any of the Securities.

5.27        Sarbanes-Oxley. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission in the past three (3) years. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

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5.28        Investment Company. The Company is not, and will not be, after receipt of payment for the Securities, required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.29        Office of Foreign Assets Control. Neither the Company nor any Subsidiary, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

5.30        Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

5.31        No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

5.32         Foreign Private Issuer. The Company is, and immediately following the closing will be, a “foreign private issuer” as such term is defined in Rule 3b-4 under the Exchange Act and in Rule 405 under the Securities Act.

5.33         Stock Transfer Taxes. All stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with. Any certificate signed by an officer of the Company and delivered to the Purchaser shall be deemed to be a representation and warranty by the Company to the Purchaser as to the matters set forth therein.

5.34         Disclosure. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

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6.           Covenants.

6.1          Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement (without being required to waive any of the conditions).

6.2          Reporting Status. During the Reporting Period, the Company shall use reasonable best efforts to: (a) timely file all reports required to be filed with the Commission pursuant to the Exchange Act or the rules and regulations thereunder, and (b) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend the Company’s reporting and filing obligations under the Exchange Act or Securities Act.

6.3          Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes, research and development, clinical trial studies and related preclinical studies and drug manufacture, business development, regulatory affairs, working capital and general and administrative expenses.

6.4          Pledge of Securities. The Company acknowledges and agrees that the Ordinary Shares or ADSs, as the case may be, may be pledged by the Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Ordinary Shares or ADSs, subject only to compliance with all Applicable Laws. The pledge of Ordinary Shares or ADSs, which shall be reported in the Purchaser’s Schedule 13D, shall not be deemed to be a transfer, sale or assignment of such securities hereunder, and in effecting a pledge of Ordinary Shares or ADSs the Purchaser shall not be required, unless required by an Applicable Law, to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Ordinary Shares or ADSs may reasonably request in connection with a pledge of such securities to such pledgee by the Purchaser.

6.5          Disclosure of Transaction. On or before 8:30 a.m., New York City time, on the second Business Day following the date of this Agreement, the Company shall issue a press release and file a Report on Form 6-K describing the terms and conditions of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching this Agreement as an exhibit to such filing (including all attachments, the “6-K Filing”). The Company shall not publicly disclose the name of any Purchaser or any affiliate or investment adviser of the Purchaser, or include the name of any Purchaser or any affiliate or investment adviser of the Purchaser in any filing with the Commission (other than in a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic report or current report filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent of the Purchaser, except to the extent such disclosure is required by law or regulations, in which case the Company shall provide each Purchaser whose name is to be disclosed with prior notice of such disclosure and a reasonable opportunity to comment on the proposed disclosure insofar as it relates specifically to the Purchaser. Subject to the foregoing, neither the Company nor the Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions (a) in substantial conformity with the 6-K Filing and contemporaneously therewith and (b) as is required by Applicable Law. Nothing in this Agreement or any transaction document generally or this Section 6.5 in particular will prevent a party making an announcement where required by an Applicable Law.

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6.6          Short Sales. The Purchaser covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as: (a) after the transactions contemplated by this Agreement are first publicly announced, or (b) this Agreement is terminated in full. Except: (i) as required by Applicable Law or the listing rules of any applicable national or regional securities exchange, (ii) as required to be disclosed in filings or other submissions to any court, regulatory body, administrative agency, governmental body, arbitrator or other legal authority having jurisdiction over a party hereto made to obtain necessary consents, approvals or filings, or (iii) as provided by the terms and provisions of the existing confidentiality and non-use obligations of the parties hereto, the Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Purchaser understands and acknowledges that the Commission currently takes the position that coverage of Short Sales of shares of the Ordinary Shares “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

6.7          Expenses. The Company and the Purchaser are each liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

6.8          Agreement Not to Offer or Sell Additional Securities. During the period commencing on and including the date hereof and continuing through and including the 90th day following the Effective Date, the Company shall not, without the prior written consent of the Purchaser (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Ordinary Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a 1(b) under the Exchange Act) of the Ordinary Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Ordinary Shares or Related Securities; (iv) in any other way transfer or dispose of any Ordinary Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Ordinary Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Ordinary Shares or Related Securities; (vii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby, and (B) issue Ordinary Shares or options to purchase Ordinary Shares, or issue Ordinary Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the SEC Reports and ASX Announcements; or (viii) prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than the Registration Statement, any registration statement or post-effective amendment to a registration statement (or supplement thereto) relating to the Company’s employee benefit plans registered on Form S-8 or, in connection with an acquisition, on Form S-4. For the avoidance of doubt, the Company shall not be prohibited from preparing and filing with the SEC a registration statement relating to an offering of Ordinary Shares by existing stockholders of the Company under the Securities Act pursuant to the terms of registration rights held by such stockholders. For purposes of the foregoing, “Related Securities” shall mean any ADSs, options or warrants or other rights to acquire Ordinary Shares or any securities exchangeable or exercisable for or convertible into Ordinary Shares, including but not limited to ADSs, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Ordinary Shares or ADSs. This Section 6.8 does not apply to or in any way restrict the Excepted Issue.

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6.9          Constitution of Board of Directors. The Company and the Purchaser hereby covenant and agree that the board of directors of the Company (the “Board”) shall be constituted in accordance with the provisions set forth on Schedule II hereto (the “Board Principles”).

6.10        Right to maintain proportionate holding. The Company hereby covenants and agrees that from Closing until December 19, 2019 (both inclusive):

(a)          Notice and acceptance. Except as provided for in Subsections 6.10(b) or 6.10(c) the Company shall not, directly or indirectly, effect the grant, issuance or sale any securities of the Company that would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares (an “Issuance”) unless the Company has offered the Purchaser in writing (each such written offer, an “Offer-Notice”) the right to subscribe on terms no less favorable to the Purchaser than the terms of the Issuance for the number of securities of the kind comprising the Issuance (“Offered Securities”) that allows the Purchaser to maintain its proportion of ownership of ordinary shares in the Company on an as-converted basis (or in connection with securities that are not convertible into or exercisable or exchangeable for ordinary shares, on a basis to be determined) (an “Offer”). To accept an Offer, in whole or in part, the Purchaser must deliver a written notice to the Company prior to the end of the fifth (5th) Trading Day after the Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the number of Offered Securities that the Purchaser elects to purchase (the “Notice of Acceptance”), which acceptance will be subject to the proposed Issuance proceeding. If a proposed Issuance is only completed in respect of a lesser number of securities than was proposed the number of securities accepted (and the amount to be paid by the Purchaser) will be reduced automatically to the number of securities required for the Purchaser to maintain its proportionate ownership in the Company on an as-converted basis (or in connection with securities that are not convertible into or exercisable or exchangeable for ordinary shares, on the basis determined as provided for in Section 6.10(a)), and the Notice of Acceptance will be deemed to have been amended accordingly. The Purchaser will pay the issue price for the number of securities accepted (or deemed reduced number) in clear and immediately available funds on or before the later of the date upon which the securities which are the subject of the Issuance are to be issued to the Purchaser or a date notified to the Purchaser by the Company in writing. Failure to make payment for the securities by the applicable date will relieve the Company of the obligation to issue the securities to the Purchaser. The right to receive or accept an Offer or to receive securities pursuant to this Section 6.10 is personal to the Purchaser and not capable of being transferred or assigned (directly or indirectly) and the Company is not required to issue securities to a nominee of the Purchaser or other third party unless it has consented to do so in writing before the date upon which the securities are to be issued under this Section 6.10; provided, however, that the rights pursuant to this Section 6.10 may be freely transferred to an affiliate of the Purchaser.

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(b)          Alternative for ATM issues. In the event the Company issues shares under its “at-the-market” (“ATM”) facility during the above period, it will offer the Purchaser American Depository Shares (“ADSs”) (or the equivalent number of fully paid ordinary shares as would be represented by the ADSs) at the same price (or volume weighted average price) as the ATM issue within five Business Days after the ATM issue, which may be accepted and paid for within five Business Days after that offer. Such an offer will satisfy any requirement for a concurrent offer. For the avoidance of doubt the proportionate holding of the Purchaser that would be maintained if an offer is accepted will be the proportionate holding of the Purchaser immediately prior to the first issue of shares under the ATM facility in respect of which the offer under this Section 6.10(b) is made, and if shares are issued under the ATM at different prices during a period of up to 5 Business Days before the offer is made, the volume weighted average price of the American Depository Shares issued under the ATM in that period will be the price at which the American Depository Shares are offered to and capable of acceptance by the Purchaser.

(c)          Cleansing. Notwithstanding anything to the contrary in this Section 6.10 and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to the Purchaser that the transaction with respect to an Issuance (or proposed Issuance) has been abandoned or shall publicly disclose its intention to issue or the issue of the securities which are the subject of an Issuance or proposed Issuance and the Offered Securities, in either case, in such a manner such that the Purchaser will not be in possession of any material, non-public information at the time of the issue of securities to the Purchaser under this Section 6.10. If no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be in possession of any material, non-public information with respect to the Company.

(d)          Exception for pro-rata offers. This Section 6.10 will shall not apply in connection with the issuance of any shares of capital stock under a pro rata issue (within the meaning of that term as it is used in the ASX Listing Rules) by the Company in which the Purchaser was eligible and invited to participate (whether or not the Purchaser accepted or did not accept the pro rata issue offer), or to an issue of the shortfall of a pro rata issue (whether to an underwriter of the pro rata issue or otherwise).

(e)          Other Exceptions. This Section 6.10 shall not apply in connection with the issuance of any shares of capital stock as consideration for an acquisition, part of an ordinary course employee equity incentive arrangement, the Excepted Issue or if the issue would result in the Purchaser alone or with its associates (or any other person alone or with its associates) obtaining or increasing a relevant interest in twenty-percent or more of the then outstanding voting shares of the Company unless permitted by an exception in the Corporations Act or other applicable law (including pursuant to one or more of the Stockholder Approvals). Notwithstanding the foregoing, the Purchaser shall be permitted to obtain or increase its interest to greater than twenty-percent of the then outstanding voting shares if the Company agrees to seek the requisite shareholder or regulatory approvals.

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6.11        Name Change. The Company hereby covenants and agrees, subject to Applicable Laws and availability of the name, that it will seek shareholder approval to change its name to such other name as the Company and the Purchaser may agree in writing at the General Meeting and, subject to receipt of the approval, no later than (30) days following the Closing the Company shall make the necessary filings to effect such name change. Receipt of shareholder approval to change the name of the Company is not a condition of Closing, and not receiving shareholder approval to change the name of the Company will not be a breach of this Agreement or any transaction document.

6.12        QEF Information. The Company hereby covenants and agrees that it will prepare and deliver the information the Purchaser requests in connection with the Purchaser’s qualified electing fund election.

6.13        Statements of Intention, consents to act and summary biographical information. Within three Business Days after the Effective Date (unless already given before the Effective Date) or by such later date as the Company may agree in writing, the Purchaser:

(a)          will give the Company a written statement identifying each person who to the knowledge of the Purchaser is, will (or it can reasonably be expected will) at or after Closing be an “associate” of the Purchaser within the meaning of that term as used in section 610 of the Corporations Act when referring to a “person’s and associates’ votes” and the circumstances that will give rise to that person being an associate and having a relevant interest in the Ordinary Shares at or after Closing or such other information as may be required, with sufficient detail to enable the Company to include that information and disclose the identity of each person obtaining a relevant interest in the Notice of the General Meeting;

(b)          will give the Company a written statement authorized by the Board of the Purchaser regarding its intentions for the Company following Closing (assuming Closing occurs); and

(c)          will procure that each of the individuals proposed by the Purchaser for election as directors of the Company at the General Meeting gives the Company his or her written consent to act as a director of the Company, a brief summary of his or her qualifications, experience and skills (commonly referred to as a biographic details or a curriculum vitae) suitable for inclusion in the notice of the General Meeting and provide such other information as may reasonably be required by the Company to establish the eligibility of or disclose any material matters in connection with the individual to act as a director of the Company (including without limitation details of any prior matters that would be considered material to shareholders of the Company in considering whether and if so how to vote on a resolution to elect that individual).

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7.           Conditions of Parties’ Obligations.

7.1          Conditions of Closing. The obligations of the Purchaser under Sections 2 and 3 hereof are subject to the fulfillment of all of the following conditions (each a, “Condition Precedent”), any of which other than the Condition Precedent in Section 7.1(g) [Consents and Waivers] may be waived in whole or in part by the Purchaser in its sole and absolute discretion.

(a)          Notice of Meeting. The Company shall have lodged the draft notice of the General Meeting with ASX and ASIC (and, if applicable, Nasdaq) by no later than 25 January 2019 or such later date as the parties may agree in writing.

(b)          Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in any certificate, if any, or other writing, if any, delivered by the Company pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date in which case as of such earlier date), but only to the extent that the failure of any such representations or warranties to be true and correct would result in, or could reasonably be expected to result in, a Material Adverse Effect.

(c)          Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied by it on or prior to the Closing Date; but in the event that the Company shall have committed a material breach of this Agreement on or prior to the Closing Date, that breach shall have been cured within three Business Days of being notified in writing by the Purchaser.

(d)          Deliver of Effective Date Certificate. The Purchaser shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of the Effective Date, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of the Effective Date (except to the extent expressly made as of an earlier date in which case as of such earlier date).

(e)          Delivery of Closing Date Certificate. The Purchaser shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date in which case as of such earlier date) and that the Company has complied with all covenants and agreements set forth in this Agreement.

(f)          Qualification under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement.

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(g)          Consents and Waivers. The Company shall have held a general meeting at which the Stockholder Approvals have been sought and obtained.

(h)          Company’s Filings All corporate and other action and governmental filings necessary for the Company to effectuate the terms of this Agreement and other agreements and instruments executed and delivered by the Company in connection herewith capable of being made, taken or filed before Closing shall have been made or taken by the Company, and no Material Adverse Effect has occurred with respect to the operation of the Company’s business.

(i)           Transfer Agent Instructions. The Company shall have delivered to its transfer agent irrevocable written instructions to make with effect at and subject to Closing book-entry notations recording the issue of the Ordinary Shares to the Purchaser; provided, however, that if the Purchaser has indicated to the Company at the time of execution of this Agreement a need to settle “delivery versus payment,” the Company shall deliver to the Purchaser (or the Purchaser’s designated custodian) such original stock certificates to be acquired by the Purchaser (or written confirmation that such Ordinary Shares have been issued in the Purchaser’s name via book-entry notation).

(j)           Delivery of U.S. Opinion. The Purchaser shall have received an opinion from Carter Ledyard & Milburn LLP, the Company’s U.S. counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Purchaser and addressing such legal matters as the Purchaser may reasonably request.

(k)          Delivery of AUS Opinion. The Purchaser shall have received an opinion from Quinert Rodda and Associates Pty Ltd, the Company’s Australian counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Purchaser and addressing such legal matters as the Purchaser may reasonably request.

(l)           Lock-Up Agreements. The Company shall furnish to the Purchaser an agreement substantially in the form of Exhibit B hereto from each of the directors and officers (as defined in Rule 16a-1(f) under the Exchange Act) who will remain as directors or officers after Closing (as describe in Schedule II), and each such agreement shall be in full force and effect on the Closing Date.

(m)         Exchange Compliance. ASX and ASIC (and, if applicable, Nasdaq) shall have confirmed that they have no objection to the Company’s notice of the General Meeting (or not raising any objection within the time periods applicable to review of the notice of meeting under the ASX Listing Rules or (if applicable) Nasdaq rules, the Corporations Act and ASIC regulatory guides).

(n)          Adoption of Board Principles. The Company shall have acted to reorganize the Board in accordance with the Board Principles with effect immediately following the Closing (other than by the election of the individuals proposed by the Purchaser for election as directors of the Company, which are part of the Stockholder Approvals to which the Condition Precedent in Section 7.1(e) applies).

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7.2           Obligations of the Company immediately following Closing. Immediately following Closing, the Company shall:

(a)          give ASX an announcement advising Closing has occurred to ASX for release to the market subject to the Purchaser’s prior review and consent, which such consent shall not be unreasonably withheld;

(b)          apply for and obtain official quotation of the Ordinary Shares issued to the Purchaser under this Agreement by ASX by giving ASX an Appendix 3B in accordance with the ASX Listing Rules;

(c)          give ASX a notice under sub-section 708A(5)(e) of the Corporations Act for release to the market including statements required by that sub-section subject to the Purchaser’s prior review and consent, which such consent shall not be unreasonably withheld:

(i)          that the Ordinary Shares issued to the Purchaser under this Agreement were issued without disclosure to the Purchaser under Part 6D.2 of the Corporations Act;

(ii)         that the notification is being given under sub-section 708A(5)(e) of the Corporations Act;

(iii)        that, as at the date of the notice, the Company has complied with:

(1)         the provisions of Chapter 2M of the Corporations Act as it applies to the Company; and

(2)         section 674 of the Corporations Act; and

(iv)        of any “excluded information” (within the meaning of sub-sections 708A(7) and (8) of the Corporations Act) as at the date of the notice; and

(d)          deliver or procure delivery to the Purchaser (or, if applicable, the Purchaser’s nominee), the holding statement for the Ordinary Shares issued to the Purchaser under this Agreement in the usual manner of issuing such statements to new members of the Company.

7.3          Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Company: (a) the Purchaser at the Closing shall have performed all of its obligations hereunder required to be performed by it at or prior to the Closing, (b) the Stockholder Approvals having been obtained, and (c) the representations and warranties of the Purchaser at the Closing contained in this Agreement shall be true and correct at and as of the Closing as if made at and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date). If the foregoing conditions are not satisfied on or the Outside Date, then the Company may terminate this Agreement upon providing written notice to the Purchaser.

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7.4          Closing Conditions Procedures. Each party will notify the other in writing as soon as reasonably practicably (and in any event within one Business Day in the place in which the party is situated, being Australia in the case of the Company and the US in the case of the Purchaser)) upon it fulfilling a Condition Precedent which in its terms that party is to satisfy (or in respect of which it has achieved so much of the satisfaction of that Condition Precedent as is not required to be satisfied by the other party), being satisfied that a Condition Precedent which in its terms that party is to be satisfied in respect of has been fulfilled, or waiving a Condition Precedent which in its terms can be waived by that party (each as the case requires). The waiver of a Condition Precedent is only effective if expressly stated in writing by the party waiving the Condition Precedent to be a waiver of that particular Condition Precedent. may be stated to be subject to conditions, and the waiver will not be effective and may be withdrawn or altered until and unless the conditions are satisfied (or further waived). The waiver of a Condition Precedent by a party does not operate to treat that Condition Precedent as having been fulfilled by the waiving party (to the extent it is required to fulfil it) unless fulfillment is also waived by the other party. If the applicable party has not given the other notice that the Conditions Precedent to be satisfied by it or which it is to be satisfied in respect of are not satisfied or waived on or before 5:00 p.m. (Eastern Time) on the ninetieth (90th) Business Day following the Effective Date or such later date and time as the parties may agree in writing (the “Outside Date”), then the Purchaser may terminate this Agreement upon providing written notice to the Company.

8.           Transfer Restrictions; Restrictive Legend.

8.1          Transfer Restrictions. The Purchaser understands that the Company may, as a condition to the transfer of any of the Securities, require that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act; provided, however, that an opinion of counsel shall not be required for a transfer by a Purchaser that is lawful and: (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of the Purchaser, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an individual transferring to the Purchaser’s family member or trust for the benefit of an individual Purchaser, (E) transferring its Securities to any Affiliate of the Purchaser, in the case of an institutional investor, or other Person under common management with the Purchaser, or (F) a transfer that is made pursuant to a bona fide gift to a third party; provided, further, that (i) the transferee in each case agrees to be subject to the restrictions in this Section 8 and provides the Company with a representation letter containing customary investment representations under the Securities Act, (ii) the Company satisfies itself that the number of transferees is sufficiently limited and (iii) in the case of transferees that are partners or limited liability company members, the transfer is for no consideration. It is understood that if any certificates had been required to be issued evidencing the Securities it would have been permissible for certificates to have borne substantially the following legend and that accordingly any electronic register recording any of the Securities may be annotated with an equivalent statement:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”

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8.2          Unlegended Certificates. The Company shall, at its sole expense, upon appropriate notice from the Purchaser stating that Registrable Securities have been sold pursuant to an effective Registration Statement, if those Registrable Securities are not uncertificated and certificates are required to be issued, timely prepare and deliver certificates representing the Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free of any restrictive legends and in such denominations and registered in such names as the Purchaser may request. The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of, any legend from such Securities, following the delivery by the Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities: (i) following any sale of such Securities pursuant to Rule 144, (ii) if such Securities are eligible for sale under Rule 144(b)(1), or (iii) following the time a legend is no longer required with respect to such Securities. If a legend is no longer required pursuant to the foregoing, the Company will, no later than three Business Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to the Purchaser a certificate representing such Securities that is free from all restrictive legends. Certificates for Securities free from all restrictive legends may be transmitted by the Company’s transfer agent to the Purchaser by crediting, at its sole expense, the account of the Purchaser on the holding statement. The Company warrants that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If the Purchaser effects a transfer of the Securities in accordance with Section 8.1, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts in the holding statement in such name and in such denominations as specified by the Purchaser to effect such transfer. The Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 8.2 is predicated upon the Company’s reliance that the Purchaser will sell any such Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

9.           Registration, Transfer and Substitution of Certificates for Securities.

9.1          Stock Register; Ownership of Securities. The Company will keep at its principal office, or will cause its transfer agent to keep in accordance with the requirements of Australian law including the ASX Listing Rules and or rules concerning the operation of financial markets and/or registration and transfers of uncertificated securities, one or more registers in which the registration of transfers of the Securities will be recorded. The Company may, subject to all Applicable Laws treat the Person in whose name any of the Securities are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a “holder” of any Securities shall mean the Person in whose name such Securities are at the time registered or entitled to be registered on such register.

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10.          Registration Rights of Purchaser.

10.1         Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than 30 days after the Closing Date (the “Filing Deadline”), file with the Commission a Registration Statement under the Securities Act on appropriate form covering the resale of (subject to Section 10.2) the full amount of the Securities (the “Registrable Securities”). The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the date (the “Effectiveness Deadline”), which shall be either: (i) in the event that the Commission does not review the Registration Statement, 60 days after the Closing Date, or (ii) in the event that the Commission reviews the Registration Statement, 120 days after the Closing Date (but in either event, no later than three Business Days following the Commission indicating that it has no further comments on the Registration Statement). Subject to any comments from the staff of the Commission (the “Staff”), such Registration Statement shall include the plan of distribution attached hereto as Exhibit C; provided, however, that unless the Staff has required (without the consent of the Purchaser or the Company) the Purchaser to be named as an “underwriter,” the Purchaser shall not be named as an “underwriter” in the Registration Statement without the Purchaser’s prior written consent. Such Registration Statement shall not include any of the Securities or other securities for the account of any other holder without the prior written consent of the Purchaser. Without limiting or derogating from Section 10.2(c), the Purchaser will, to facilitate the admission of the Ordinary Shares and (if the Warrant is exercised) Warrant Shares on ASX without (as the case requires) infringing any applicable law or the listing rules of ASX, or requiring a registration statement to be filed and become effective before the applicable times provided for in this Section 10.1 the Purchaser will execute one or more voluntary escrow agreements which shall entitle the Company or its share registrar to apply a holding lock to the Ordinary Shares or Warrant Shares (as applicable) which is to be removed upon notice of sale of those Ordinary Shares or Warrant Shares pursuant to the prospectus included in an effective Registration Statement or pursuant to an exemption under the Securities Act.

10.2         Rule 415; Cutback. If at any time the Staff takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter,” the Company shall use its reasonable best efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Purchaser is not an “underwriter.” In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 10.2, the Staff refuses to alter its position, the Company shall remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and the following will apply despite anything to the contrary in this Agreement or any Transaction Document (each of which will be read and applied in accordance with and subject to the following):

(a)          the Company may, with the consent of the Purchaser, agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Staff may require to comply with the requirements of Rule 415 (collectively, the “SEC Restrictions”), which will be binding on the Purchaser and in respect of which the Purchaser will not make any claim against the Company; or

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(b)          alternatively no registration statement or statements will be required to be filed for the Cut Back Shares unless and until the Warrants are exercised and:

(i)          firstly, as soon as practicable after the Securities which are not Cut Back Shares to which the initial Registration Statement provided for in the introduction of this Section 10.2 applied have been sold or otherwise disposed of by the Purchaser the Company will (if a registration statement is required for Purchaser to offer or sell within three months all of the remaining Cut Back Shares) prepare and lodge a further registration statement (the “First Further Registration Statement”) for so many of the Cut Back Shares as are expected to be able to be registered and resold (and thereafter applying the procedure for reducing that number if required by the Staff set out in the introduction of this Section 10.2 with necessary adaptations required by the circumstances); ~~and~~

(ii)         secondly, as soon as practicable after the Securities to which the First Further Registration Statement applied have been sold or otherwise disposed of by the Purchaser the Company will (if a registration statement is required for Purchaser to offer or sell within three months all of the remaining Cut Back Shares) prepare and lodge a second further registration statement (the “Second Further Registration Statement”) for so many of the Cut Back Shares as are expected to be able to be registered and resold (and thereafter applying the procedure for reducing that number if required by the Staff set out in the introduction of this Section 10.2 with necessary adaptations required by the circumstances); and

(iii)        thirdly, as soon as practicable after the Securities to which the Second Further Registration Statement applied have been sold or otherwise disposed of by the Purchaser the Company will (if a registration statement is required for Purchaser to offer or sell within three months all of the remaining Cut Back Shares) prepare and lodge a registration statement on Form F-1 for all remaining Cut Back Shares (the “F-1 Registration Statement”) if the SEC staff objects to the Company’s use of a registration on Form F-3.

(c)          in each case the Purchaser, will to facilitate the admission of the Cut Back Shares on ASX without (as the case requires) infringing the SEC Restrictions or requiring a registration statement to be filed and become effective before the applicable times provided for in Section 10.2(b) execute one or more voluntary escrow agreements which shall entitle the Company or its share registrar to apply a holding lock to the Cut Back Shares which is to be removed for specific the Cut Back Shares upon those the Cut Back Shares being capable of being lawfully disposed of without breach of the SEC Restrictions or the registration of the initial Registration Statement, the First Further Registration Statement, the Second Further Registration Statement or the F-1 Registration Statement (respectively, as the case requires) becoming effective.

10.3        Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. Subject to Section 10.2, if either: (a) a Registration Statement covering (subject to any adjustment provided for in Section 10.2) all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is: (i) not filed with the Commission on or before the Filing Deadline (a “Filing Failure”), or (ii) not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”), or (b) on any day during the Reporting Period and after the Effectiveness Date, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than (i) during an Allowable Grace Period or (ii) if the Registration Statement is on Form F-1, for a period of 15 days following the date the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 20-K) pursuant to such Registration Statement (because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Ordinary Shares) (a “Maintenance Failure”), then the Company will be liable to pay damages the Purchaser representing the actual (and not indirect or consequential) net loss incurred by the Purchaser established in a Court of law (after all appeal or review rights have been exhausted or have expired or by such other dispute resolution process or determination process as the parties may agree in writing) a consequence of the Filing Failure,  Effectiveness Failure or Maintenance Failure (referred to herein as “Registration Delay Payments”); provided that no Registration Delay Payments shall be payable for any period or event following the termination of the Reporting Period, and provided further that in no event shall the aggregate Registration Delay Payments accruing under this Section 10.3 exceed 1% of the Aggregate Purchase Price. This Section 10.3 will apply to the timing of issuing a First Further Registration Statement, a Second Further Registration Statement or an F-1 Registration Statement under Section 10.2 with necessary adaptations to the definitions or calculation of the Filing Deadline, Effectiveness Deadline, Effectiveness Date and Allowable Grace Period required in each instance by the circumstances including any period being calculated from the respective dates of the final disposal of all the Securities to which a preceding registration applied or such other date as the parties agree in writing.

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10.4        Related Obligations. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 10.1 hereof (subject to Section 10.2), the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a)          The Company shall submit to the Commission, within two Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the Commission or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than three Business Days after the submission of such request. The Company shall keep each registration statement to which this sub-clause 10.4(a) applies effective pursuant to Rule 415 at all times with respect to the Purchaser’s Registrable Securities until the earlier of the disposal of all the securities which are the subject of that registration statement or expiration of the Reporting Period. The Company shall ensure that each such Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(b)          The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Reporting Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

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(c)          Upon request of the Purchaser, the Company shall furnish to the Purchaser without charge, (i) promptly after the Registration Statement including the Purchaser’s Registrable Securities is prepared and filed with the Commission, at least one electronic copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, and if requested by the Purchaser, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, an electronic copy of the prospectus included in such Registration Statement and all amendments and supplements thereto, and (iii) electronic copies of such other documents, including electronic copies of any preliminary or final prospectus, as the Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

(d)          The Company shall notify the Purchaser in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and upon request deliver an electronic copy of such supplement or amendment to the Purchaser. Unless such information is publicly available, the Company shall also promptly notify the Purchaser in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Purchaser by facsimile or email on the same day of such effectiveness), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(e)          The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction (subject to Section 10.2) and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchaser who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(f)           If a Purchaser is required under applicable securities law to be described in the Registration Statement as an underwriter, at the reasonable request of the Purchaser, the Company shall furnish to the Purchaser and at the cost of the Purchaser, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Purchaser may reasonably request, (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchaser, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Purchaser.

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(g)          If the Purchaser is required under applicable securities law to be described in the Registration Statement as an underwriter, upon the written request of the Purchaser in connection with the Purchaser’s due diligence requirements, if any, the Company shall make available for inspection by (i) the Purchaser and its legal counsel and (ii) one firm of accountants or other agents retained by the Purchaser (collectively, the “Inspectors”, each retained at the Purchaser’s cost), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector solely for the purpose of establishing a due diligence defense under underwriter liability under the Securities Act, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to the Purchaser) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order preventing disclosure of, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the Purchaser) shall be deemed to limit the Purchaser’s ability to sell Registrable Securities in a manner which is otherwise consistent with Applicable Laws (including but only the insider trading prohibitions or relevant exceptions thereto in Division 3 of Part 7.10 of the Corporations Act).

(h)          The Company shall hold in confidence and not make any disclosure of information concerning the Purchaser provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws or any other Applicable Laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Purchaser and allow the Purchaser, at the Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order preventing disclosure of, such information.

(i)          The Company shall cooperate with the Purchaser and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchaser may reasonably request and registered in such names as the Purchaser may request.

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(j)           If requested by the Purchaser, the Company shall, as soon as practicable, (i) incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser.

(k)          The Company shall use commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement (subject to Section 10.2) to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(l)           The Company and the Purchaser (respectively, as the case requires) shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(m)         Within three Business Days after a Registration Statement that covers Registrable Securities is declared effective by the Commission, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Purchaser) confirmation that such Registration Statement has been declared effective by the Commission.

(n)          Notwithstanding anything to the contrary herein, at any time after the Effectiveness Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Purchaser in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchaser) and the date on which the Grace Period will begin, and (ii) notify the Purchaser in writing of the date on which the Grace Period ends; and, provided further, that the Grace Periods shall not exceed an aggregate of 30 Trading Days during any 365-day period and the first day of any Grace Period must be at least 15 days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchaser receives the notice referred to in clause (i) and shall end on and include the later of the date the Purchaser receives the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 10.3 hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 10.3 with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Ordinary Shares to a transferee of any Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which the Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.

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(o)          Neither the Company nor any Subsidiary or any affiliate thereof shall identify the Purchaser as an underwriter in any public disclosure or filing with the Commission or any applicable Trading Market without the prior written consent of the Purchaser, and the Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement.

10.5        Obligations of the Purchaser.

(a)          At least five Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Purchaser in writing of any information the Company requires from the Purchaser in order to have that Purchaser’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.:

(b)          The Purchaser, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Purchaser has notified the Company in writing of the Purchaser’s election to exclude all of the Purchaser’s Registrable Securities from such Registration Statement.

(c)          The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 10.4(e) or the first sentence of Section 10.4(d), the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 10.4(e) or the first sentence of Section 10.4(d) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Ordinary Shares to a transferee of the Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which the Purchaser has entered into a contract for sale prior to the Purchaser’s receipt of a notice from the Company of the happening of any event of the kind described in Section 10.4(e) or the first sentence of Section 10.4(d) and for which the Purchaser has not yet settled.

(d)          The Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

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10.6        Expenses of Registration. Other than as provided otherwise in this Agreement, all reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to this Section 10, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company. Notwithstanding the foregoing, in no event shall the Company be responsible for underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to Registrable Securities being sold or offered for sale by the Purchaser.

10.7        Reports under the Exchange Act. With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchaser to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144, during the Reporting Period;

(b)          file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)          furnish to the Purchaser, so long as any Purchaser owns Registrable Securities, promptly upon request during the Reporting Period: (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or current report on Form 6-K of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144 without registration (but not so as to entitle the Purchaser to exercise Warrants without payment of the exercise price in full).

10.8        Assignment of Registration Rights. The rights under Section 10 shall be automatically assignable by the Purchaser to any transferee of all or any portion of the Purchaser’s Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement; and (vi) transferee or assignee is a person to whom the Securities can be transferred and by whom the Warrant can be exercised and to whom Warrant Shares can be issued without requiring any act by the Company not expressly provided for in this Agreement (including but not limited to not requiring the lodgment of a prospectus or other document or filing by the Company or seeking or obtaining any further shareholder approvals or other approvals). Following any such transfer in accordance with this Section 10.8, the Company shall thereafter use commercially reasonable efforts to amend or supplement the selling stockholder table contained in the Registration Statement to reflect such change in beneficial ownership of the affected Registrable Securities.

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10.9        Indemnification.

(a)          Company Indemnification. The Company will indemnify the Purchaser who holds Registrable Securities (if Registrable Securities held by the Purchaser are included in the securities as to which such registration is being effected), each of its officers and directors, partners, members and each person controlling the Purchaser within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such Registration Statement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (B) any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration; and in each case, the Company will reimburse each the Purchaser, each of its officers and directors, partners, members and each person controlling the Purchaser, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (X) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Purchaser or controlling person, and stated to be specifically for use therein, (Y) the use by the Purchaser of an outdated or defective prospectus after the Company has notified the Purchaser in writing that the prospectus is outdated or defective or (Z) the Purchaser’s (or any other indemnified person’s) failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such prospectus or supplement. The liability of the Company for indemnification under this Subsection 10.9(a) shall not exceed the amount of net proceeds to the Purchaser of the securities sold in any such registration. This sub-clause 10.9(a) does not operate to entitle the Purchaser or other person to any indemnity, make any claim, obtain any remedy or receive any amount in respect of any matter provided for in Section 10.2.

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(b)          Purchaser Indemnification. The Purchaser will, if Registrable Securities issued to or derived from or representing securities issued to the Purchaser pursuant to this Agreement are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, other holders of the Company’s securities covered by such Registration Statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each such holder, each of its officers and directors and each person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (A) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Purchaser and stated to be specifically for use therein, or (B) any violation by the Purchaser of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Purchaser, and in each case, the Purchaser will reimburse the Company, each other holder, and directors, officers, persons, underwriters or control persons of the Company and the other holders for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the indemnity agreement contained in this Subsection 10.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such indemnifying Purchaser (which consent shall not be unreasonably withheld or delayed). The liability of the Purchaser for indemnification under this Subsection 10.9(b) in its capacity as a seller of Registrable Securities shall not exceed the amount of net proceeds to the Purchaser of the securities sold in any such registration.

(c)          Notice and Procedure. Each party entitled to indemnification under this Section 10.9 (each, an “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

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(d)          Contribution. If the indemnification provided for in this Section 10.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the untrue statement or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by the Purchaser hereunder exceed the proceeds from the offering received by the Purchaser. The amount paid or payable by a party as a result of any loss, claim, damage or liability shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 10.9 was available to such party in accordance with its terms.

(e)          Survival. The liabilities of the Company and the Purchaser under this Section 10.9 which had accrued before completion of offering of Registrable Securities in a Registration Statement and the termination of this Agreement shall survive completion or termination of the offering of Registrable Securities in a Registration Statement (other than where due to any adjustment or circumstances in which a First Further Registration Statement, Second Further Registration Statement or F-1 Registration Statement is filed as provided for in Section 10.2) and the termination of this Agreement, but otherwise expire sixty days after the last date for exercise of the Warrants. The indemnity and contribution agreements contained in this Section 10.9 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of other remedies or causes of action that the parties may have under this Agreement, provided that no Indemnified Party will be entitled to or receive any remedy or other compensation (including a payment) substantially duplicating a remedy or other compensation arising from the same cause.

(f)           Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in Section 7.

11.          Survival and Indemnification.

11.1        Survival. Subject to the limitations and other express provisions of this Agreement, the representations and warranties contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for a period of sixty days. All other covenants and agreements contained in this Agreement which in their terms are capable of operating after Closing shall survive the Closing of the transactions contemplated by this Agreement indefinitely. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration of the above survival period shall not thereafter be barred by the expiration of the relevant representation or warrant and such claims shall survive until finally resolved.

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11.2        Indemnification. The Company agrees to indemnify and hold harmless the Purchaser and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject (other than an action between the Company, the Purchaser or a Nominee Director (or any combination thereof)) as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

11.3        Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.  No Indemnified Party will, except with the consent of the indemnifying party, consent to entry of any judgment or enter into any settlement.

12.          Definitions. Unless the context otherwise requires, the terms defined in this Section 12 shall have the meanings specified for all purposes of this Agreement. All accounting terms used in this Agreement, whether or not defined in this Section 12, shall be construed in accordance with IFRS.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Applicable Laws” include but are not limited to the listing rules of ASX (“ASX Listing Rules”) or rules of NASDAQ that apply to the Company or by which it is bound, subject to any relevant waiver, modification or exemption granted by ASX or NASDAQ;

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in either The City of New York or Melbourne, Australia are authorized or required by law to remain closed.

“Effective Date” means the date of this Agreement as set out in the first paragraph of this Agreement.

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“Effectiveness Date” means the date the Registration Statement pursuant to Section 10 has been declared effective by the Commission.

“Excepted Issue” means the issuance of up to US$2,000,000 of ordinary shares and (if applicable) warrants or options substantially the equivalent to warrants on terms no more favorable to the recipients of such securities than the terms of sale of the Securities under this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Meeting” means a general meeting of the members (shareholders) of the Company to be held on or around March 2019

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority, self-regulatory organization or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“knowledge” by a Person of a particular fact or other matter means the following: (a) if the Person is an individual, that such individual is actually aware or reasonably should be aware, after due inquiry, by virtue of such person’s office, of such fact or other matter; and (b) if the Person is an entity, that any executive officer of such Person is actually aware or reasonably should be aware, after due inquiry, of such fact or other matter.

“Material Adverse Effect” means any (i) adverse effect on the reservation, issuance, delivery or validity of the Securities, as applicable, or the transactions contemplated hereby or on the ability of the Company to perform its obligations under this Agreement, or (ii) material adverse effect on the condition (financial or otherwise), prospects, properties, assets, liabilities, business or operations of the Company. The Excepted Issue (or non-occurrence or partial completion of the Excepted Issue) and shareholders not approving the change of the Company’s name are not Material Adverse Effects.

“Material Contract” means all written and oral contracts, agreements, deeds, mortgages, leases, subleases, licenses, instruments, notes, commitments, commissions, undertakings, arrangements and understandings: (i) which by their terms involve, or would reasonably be expected to involve, aggregate payments by or to the Company or any Subsidiary during any twelve month period in excess of $1,000,000, (ii) the breach of which by the Company or any Subsidiary would reasonably be expected to have a Material Adverse Effect, or (iii) which are required to be filed as exhibits by the Company with the Commission pursuant to Items 601(b)(1), 601(b)(2), 601(b)(4), 601(b)(9) or 601(b)(10) of Regulation S-K promulgated by the Commission.

“Nominee Director” shall have the meaning set forth in Schedule II attached hereto.

“Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

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“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 10 hereof.

“Reporting Period” means the period commencing on the Closing Date and ending on the earliest of: (i) the date as of which the Purchaser may sell all of the Securities under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act; (ii) the second anniversary of the Closing Date, or (iii) the date on which the Purchaser shall have sold all of the Ordinary Shares and Warrant Shares pursuant to a Registration Statement.

“Required Holders” means the Purchaser or its successors and assigns.

“Stockholder” means a registered member (shareholder) of the Company.

“Stockholder Approvals” mean the approvals of Stockholders by ordinary resolutions passed at the General Meeting for the purposes of the Corporations Act, the ASX Listing Rules, the rules of NASDAQ, any requirement of the Australian Securities and Investments Commission or ASX or NASDAQ or the constitution of the Company and for all other purposes to permit the Company to issue the Ordinary Shares and the Warrants lawfully and effectively (including any Ordinary Shares to be issued on exercise of the Warrants), the Company acquiring a deemed relevant interest of more than 20% in Ordinary Shares or Warrant Shares subject to voluntary escrow pursuant to Sections 10.1 or 10.2(c) and shares to which the agreements provided for in Section 7.1(l) and Exhibit B hereto apply, and to appoint the individuals nominated by the Purchaser (being David Sinclair and Tristan Edwards) as directors of the Company. For the avoidance of doubt, any other approvals or resolutions proposed at the General Meeting are not included as “Stockholder Approvals” for the purposes of this Agreement.

“Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity, at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company.

“Trading Day” means any day on which the Ordinary Shares are traded on the Trading Market; provided that “Trading Day” shall not include any day on which the Ordinary Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“Trading Market” means the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the OTC Markets Group Inc. or the Australian Securities Exchange.

“Transaction Documents” means this Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

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“Warrant Shares” means those Ordinary Shares to be issued upon the exercise of a Warrant.

13.          Miscellaneous.

13.1        Waivers and Amendments. Upon the approval of the Company and the written consent of the Required Holders, the obligations of the Company and the rights of the Purchaser under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing executed by the Company and the Required Holders.

13.2        Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered: (a) when delivered, if delivered personally, (b) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (d) when receipt is acknowledged, in the case of email, in each case to the intended recipient as set forth below, with respect to the Company, and to the addresses set forth on the signature pages hereto, with respect to the Purchaser.

If to the Company:

Prana Biotechnology Limited

Level 3

62 Lygon Street

Carlton, Victoria 2053

Australia

Attn: The Secretary

Email: KAndrews@pranabio.com

with copies to:

d.rodda@qrlawyers.com.au

or at such other address as the Company or the Purchaser may specify by written notice to the other parties hereto in accordance with this Section 13.2.

13.3        Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchaser on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

13.4        Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of the Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company, except that the Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its Affiliates (provided each such Affiliate agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). This Agreement shall not inure to the benefit of or be enforceable by any other Person.

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13.5        Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

13.6        Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of New York and State of New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

13.7        Judgement Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Purchaser could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by the Purchaser of any sum in such other currency, and only to the extent that the Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Purchaser hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Purchaser against such loss. If the United States dollars so purchased are greater than the sum originally due to the Purchaser hereunder, the Purchaser agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Purchaser hereunder.

13.8        Appointment of Agent for Service. The Company hereby appoints Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715 (address for correspondence: P.O. Box 885, Newark, Delaware 19715) as its agent for service of process (the “Agent for Service”) in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect; provided, however, that the Company may (and shall, to the extent the Agent for Service ceases to be able to be served on the basis contemplated herein), by written notice of the Agent for Service, designate such additional or alternative agent for service of process under this Section 13,7 that (i) maintains an office located in the Borough of Manhattan, City of New York, State of New York and (ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York.

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13.9        Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

13.10      Blue Sky Qualification. The purchase of Securities under this Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Securities from applicable federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

13.11      Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and, except as set forth below, this agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof. Notwithstanding the foregoing, this Agreement shall not supersede any confidentiality or other non-disclosure agreements that may be in place between the Company and any Purchaser.

13.12      Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

* * *

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In Witness Whereof, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the Effective Date.

THE COMPANY:

Prana Biotechnology Limited

By:	/s/ Geoffrey Kempler

Name:	Geoffrey Kempler

Title:	Chairman &CEO

By:	/s/ George Mihaly

Name:	George Mihaly

Title:	Non Executive Director

[Signature Page to Securities Purchase Agreement]

In Witness Whereof, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the Effective Date.

PURCHASER:

Name of Purchaser:

Life Biosciences LLC

By:	/s/ Tristan Edwards

Name:	Alexander Tristan Edwards

Title:	Chief Executive Officer

Address:	75 Park Plaza
3rd Floor
Boston MA 02116

Email:	Tristan@lifebiosciences.com

[Signature Page to Securities Purchase Agreement]

Exhibit A

Form of Warrant

Exhibit B

Lock-Up Agreement

Exhibit C

PLAN OF DISTRIBUTION

Exhibit D

Deed of Access, Insurance and Indemnity

Schedule I

Purchase Schedule

Name of Purchaser	Number of Ordinary Shares Purchased	Number of Warrants Purchased	Purchase Price
Life Biosciences LLC	The number determined by dividing the Australian currency equivalent of USD$7,500,000.00 (using the USD/AUD exchange rate published by the Reserve Bank of Australia available through its website at https://www.rba.gov.au/statistics/historical-data.html#exchange-rates (or such website as the Reserve Bank of Australia may substitute) for the last day before the Closing Date for which that exchange rate is published) by A$0.0390	The number of Ordinary Shares calculated in accordance with the second column of this table multiplied by two (2).	A$0.0390 per Ordinary Share, being USD$7,500,000.00 in total

Schedule II